UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 29, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Limited Waiver and Consent with Respect to Credit Agreement

On August 29, 2025, Lazydays Holdings, Inc. (the “Company”) entered into a First Amendment to Limited Waiver and Consent (the “Waiver Amendment”), which amended that certain Limited Waiver and Consent with Respect to Credit Agreement dated and effective as of July 31, 2025 (the “Waiver”), delivered in connection with the Second Amended and Restated Credit Agreement dated as of February 21, 2023 (as amended from time to time, the “Credit Agreement”) with Manufacturers and Traders Trust Company, as Administrative Agent (the “Administrative Agent”), the lenders party thereto (the “Lenders”), the Company and certain subsidiaries of the Company party thereto as loan parties. The Credit Agreement provides the Company with a floor plan credit facility.

The Waiver, among other things, granted the Company temporary waivers of potential defaults or events of default that occurred or may have occurred under the Credit Agreement (collectively, the “Specified Defaults”), including, among other things, (a) the failure to make certain vehicle curtailment payments due on or about August 1, 2025 (the “Curtailment Waiver”) and (b) the failure to make certain interest payments on July 31 and August 1, 2025 (the “Interest Payment Waiver”). The waivers of the Specified Defaults apply for a period (the “Waiver Period”) beginning July 31, 2025 and lasting until the earlier to occur of (x) 11:59 P.M. (Eastern Time) on September 12, 2025 and (y) the failure of the Company or any other loan party to comply timely with any term, condition or covenant set forth in the Waiver or the occurrence of any other default or event of default under the Credit Agreement. At the end of the Waiver Period, the waivers of the Specified Defaults will cease to be of any force or effect.

Among other covenants, the Waiver required the Company to, by August 22, 2025 (the “Specified Date”), either (x) deliver one or more indications of interest with respect to a transaction acceptable to the Administrative Agent and the Lenders pursuant to which the Company will raise new capital through one or more asset sales and/or debt or equity capital raises or (y) deliver to the Administrative Agent drafts of any initial filings the Company intends to make in connection with any potential action under applicable debtor relief laws.

The Waiver Amendment amends the Waiver to (i) add to the Curtailment Waiver the failure to make certain vehicle curtailment payments due on or about September 2, 2025, (ii) add to the Interest Payment Waiver the failure to make certain interest payments on August 28 and September 2, 2025 and (iii) extend the Specified Date to September 5, 2025.

The foregoing description of the Waiver Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Limited Waiver and Consent, dated August 29, 2025, by and among LDRV Holdings Corp., the other loan parties party thereto, each of the lenders and Manufacturers and Traders Trust Company.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

September 2, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Chief Executive Officer